Independent Auditors' Consent


We consent to the incorporation by reference in the Registration Statement of Bion Environmental Technologies, Inc. on Form S-8 of our report dated August 20, 1999, appearing in the Annual Report on Form 10-KSB of Bion Environmental Technologies, Inc. for the year ended June 30, 2000.




                                     /s/ Ehrhardt Keefe Steiner & Hottman
                                     Ehrhardt Keefe Steiner & Hottman

September 27, 2000
Denver, Colorado